SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2014

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

ITEM 8.01 OTHER EVENTS

On December 17, 2014, Chemung Financial Corporation’s (the “Corporation”) subsidiary Chemung Canal Trust Company, sold the majority of its equity securities portfolio due to favorable market conditions. The equity securities had a fair value of $6.5 million and will increase fourth quarter net income by approximately $3.9 million, or $0.83 per share. These transactions resulted in an increase in the Corporation’s Tier 1 Capital of approximately $3.9 million, or an estimated 27 basis points. The Corporation’s primary objective in executing these transactions was to optimize the benefits it obtains from its long-term holding positions of the assets sold, including capital treatment by bank regulators.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

December 23, 2014	By: /s/ Karl F. Krebs

Karl F. Krebs
Executive Vice President, Chief Financial Officer and Treasurer